Individual Deferred Variable Annuity Application

US Life

POLARIS
FOR THOSE WHO WANT MORE®

The United States Life Insurance Company in the City of New York

Annuity Service Center:
1050 North Western Street
Amarillo, TX 79106-7011
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Regular Mail
with checks:
P.O. Box 100357
Pasadena, CA 91189-0357

without checks:
P.O. Box 15570
Amarillo, TX 79105-5570
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Overnight Mail
with checks:
2710 Media Center Drive
Building #6, Suite 120
Los Angeles, CA 90065

without checks:
1050 North Western Street
Amarillo, TX 79106-7011
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[☎ 1-800-445-7862]
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1 Product Selection *(Solicitation state indicates the state in which this Application is signed.)*

Product name: [Polaris Choice IV NY] ←2 **Solicitation state:** NY

2 Owner(s) Information

Name ______________________ ❑ Male ❑ Female

Address ______________________

Birth Date __________ SSN __________ Phone __________ Email __________

Joint Owner (if applicable)

Name ______________________ ❑ Male ❑ Female

Address ______________________

Birth Date __________ SSN __________ Relationship to Owner __________ Phone __________

3 Annuitant(s) Information

Name ______________________ ❑ Male ❑ Female

Address ______________________

Birth Date __________ SSN __________ Phone __________ Email __________

Joint Annuitant (if applicable)

Name ______________________ ❑ Male ❑ Female

Address ______________________

Birth Date __________ SSN __________ Phone __________

USL-579E (1/16)

4 Beneficiary Information

Please complete the beneficiary information below. Additional beneficiaries, if any, can be listed on the [Additional Beneficiary Information form ([U2224BNE])] 3and submitted with this Application. Note: If any Living Benefit is elected with Joint Life (2 covered persons) under Section 6 below, you must provide the spousal beneficiary information here.

If the beneficiary type is not selected, the beneficiary will be designated as “primary.” Multiple beneficiaries will share the death benefit equally unless otherwise specified. For non-individually owned, custodially held IRAs and tax-qualified plans, if no beneficiary is listed, the beneficiary will default to the Owner listed on this Application.

1. Beneficiary Name Primary Contingent

Address Relationship

Beneficiary %            SSN Phone Birth/Trust Date

Email Male Female

2. Beneficiary Name Primary Contingent

Address Relationship

Beneficiary %            SSN Phone Birth/Trust Date

Email Male Female

4

3. Beneficiary Name Primary Contingent

Address Relationship

Beneficiary %            SSN Phone Birth/Trust Date

Email Male Female

5 Contract Type and Source of Funds

Initial payment: Make check payable to The United States Life Insurance Company in the City of New York (US Life). If this is a 1035 Exchange, Transfer, or Rollover, please complete the [Request for Transfer of Assets to US Life form ([U2500NB])] 3 and submit it with this Application. See prospectus for Minimum Purchase Payment Amounts.

Type of Plan:             Non-Qualified             Source of Funds:

1035 Exchange Transfer 5

Rollover Contribution

IRA Tax Year:

6 Benefit Elections

There is a charge for the Optional Living Benefit and Death Benefit. See your registered representative/licensed agent and/or the prospectus for information about optional elections, including availability, the maximum issue age and Investment Requirements, if applicable.

6

6(a). Surrender Charge Option:

7 Year Schedule 7

6(b). Optional Living Benefit Election:

Income Plus Joint Life, Option 1 8

6(c). Death Benefit Election:[ If the [Maximum Anniversary Value ]death benefit is NOT elected, the beneficiary(ies) will receive the [Standard ]death benefit provided in the Contract.]

9 Maximum Anniversary Value

6(d). Total Expected Premium:

USL-579E (1/16)

7 Investment Selection / Optional Programs

[Initial

[Fund Manager] 10 [Fund Name] 10 Payment % ] 10

Federated Investment Management Corporate Bond 100%

Company

11 USL-579E (1/16)

7 Investment Selection / Optional Programs (continued)

[Fund Manager] 10 [ Fund Name] 10 [DCA Target %]10

11 USL-579E (1/16)

7 Investment Selection / Optional Programs (continued)

7(a). Optional Programs

Systematic Withdrawal: Include the [Systematic Withdrawal Program form ([U5550SW])] 3 with this Application.

Automatic Asset Rebalancing I request the investment options referenced above to be rebalanced at the frequency selected below. If you elected an Optional Living Benefit, Automatic Asset Rebalancing is done quarterly.

Frequency: Quarterly 12

7(b). Electronic Transaction and Electronic Delivery Authorization

Yes No Electronic Transaction Authorization

As the Owner, I will receive this privilege. If a Contract has Joint Owners, each Owner may individually make electronic requests. By checking “Yes,” I am also authorizing and directing the Company to act on electronic instructions from any other person(s) authorized by the Owner of the Contract who can furnish proper identification. The Company will use reasonable procedures as established by the Company to confirm that these instructions are authorized and genuine.

If no selection is made, the Company will assume that you do not authorize electronic requests.

Yes No Electronic Delivery Consent

I consent to electronic delivery by the Company, when available, of all documents and notices applicable to my contract including but not limited to:

Regulatory disclosure documents (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds);

Account documents (periodic statements and confirmations);

Policy Forms (annuity contract and applicable endorsements and riders, if permitted by state law);

Tax forms; and

Annuity related correspondence (privacy notice and other notices to customers) as permitted by law.

I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically—by email or by email notice of a document’s availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that:

There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.

I must notify Company promptly when my e-mail address changes.

I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery, or if I decide to revoke my consent.

The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time. Not all Contract documentation and notifications may be currently available in electronic format.

For jointly owned contracts, both owners are consenting that the primary owner will receive information electronically. (Only the primary owner will receive e-mail notices.)

This consent is effective until further notice by the Company or until I revoke it.

Please call [1-800-445-7862] 1 if you would like to revoke your consent, wish to receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated below.

*Email address:

*Custodially owned contracts: please provide the annuitant’s email address. Other non-natural owners (such as trusts): please provide the email address of the authorizing signatory. USL-579E (1/16)

8 Acknowledgements and Signature(s)

8(a). Replacement

Yes No Do you have any existing life insurance policies or annuity contracts

Yes No Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance policies or annuity contract s

Please provide the replacement information on the required forms, which can be obtained from your registered representative/licensed agent/insurance producer, and include them with this Application.

8(b). Statement of Owner(s)

My answers to the above questions are true and correct to the best of my knowledge and belief. I agree that this Application shall be attached to and made a part of any Contract issued by the Company. Further:

I acknowledge receipt of the current prospectuses, either physically or electronically, for this variable annuity and the applicable underlying funds.

I acknowledge I have read the current prospectus for this variable annuity and the applicable underlying funds carefully and understand their contents.

After consulting with my registered representative/licensed agent/insurance producer and reviewing my prospectuses, I confirm that this variable annuity and my share class election is suitable for my objectives and needs. I understand that the Company issues other annuities with similar features, benefits, limitations and lower charges. I have discussed the alternatives with my financial representative.

I understand that all Purchase Payments and values provided by the Contract, when based on investment experience of the variable portfolios, are variable and are not guaranteed as to dollar amount by the Company, the U.S. Government, or any State Government; are not federally insured by the FDIC, the Federal Reserve Board, or any other agency, Federal or State.

If I am funding a tax-qualified retirement plan with this annuity, I understand that (1) there are more robust insurance benefits offered in other annuities and (2) the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan.

I understand that Subsequent Purchase Payment(s) received on or after the first Contract Anniversary will not be added to the Contract if an optional Guaranteed Living Benefit is elected.

I understand that the Fixed Account Option is not available on the Contract Date.

My signature below indicates that I am providing my investment allocation election on the separate Investment Option Election Form, if applicable, included with this Application.

Owner’s signature Date

Joint owner’s signature (if applicable) Date

9 Registered Representative/Licensed Agent Information and Signature(s)

Yes No Do you have reason to believe that the applicant has any existing life insurance policies or annuity contracts

Yes No Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction assuming that the Contract applied for will be issued

I affirm that I have instructed the applicant to answer the questions in Section 8(a) appropriately. I am providing the replacement information on the required forms and including them with this Application.

I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current, approved sales material.

I certify that all information I have taken from the Owner has been truly and accurately recorded on this Application. USL-579E (1/16)

9 Registered Representative/Licensed Agent Information and Signature(s) (continued)

1. Registered Representative’s/Licensed Agent’s/Insurance Producer’s Signature

Registered Representative’s/Licensed Agent’s/Insurance Producer’s name (please print)

Address

Phone Licensed Agent/Insurance Producer ID number

Email

Broker / Dealer firm name

2. Registered Representative’s/Licensed Agent’s/Insurance Producer’s name (please print)

Address

Phone Licensed Agent/Insurance Producer ID number 13

Email

Commission Option: Option 1 14

[Note: If there are more than [two] representatives, please attach all required representative information on a separate document.] 13 USL-579E (1/16)

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